As filed with the Securities and Exchange Commission on November 16, 2021

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Osmotica Pharmaceuticals plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	Not Applicable
( State or Other Jurisdiction of Incorporation or Organization )	(I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Address, Including Zip Code, of Principal Executive Offices)

Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan

(Full Title of the Plan)

Brian Markison

Chief Executive Officer

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Craig E. Marcus

William Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value $0.01 per share	5,000,000	$1.80	(2)	$9,000,000.00	$834.30

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminable number of additional ordinary shares that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per ordinary share on the Nasdaq Global Select Market as of a date (November 9, 2021) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement has been filed by Osmotica Pharmaceuticals plc (the “Registrant”) to register 5,000,000 additional ordinary shares, nominal value $0.01 per share, to be offered pursuant to the Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-228045), filed with the Securities and Exchange Commission on October 29, 2018 (the “2018 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2018 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Memorandum and Articles of Association Osmotica Pharmaceuticals plc (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 28, 2019, Commission File No. 001-38709).

4.2	Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report of Form 8-K filed on June 21, 2021, File No. 001-38709)

5.1	Opinion of A&L Goodbody

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of A&L Goodbody (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page in Part II)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 16th day of November, 2021.

OSMOTICA PHARMACEUTICALS PLC

By:	/s/ Brian Markison
	Name:	Brian Markison
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Markison, Andrew Einhorn and Christopher Klein, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement on Form S-8 of Osmotica Pharmaceuticals plc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian Markison	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 16, 2021
Brian Markison

/s/Andrew Einhorn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2021
Andrew Einhorn

/s/ Joachim Benes	Director	November 16, 2021
Joachim Benes

/s/ David Burgstahler	Director	November 16, 2021
David Burgstahler

/s/ Gregory L. Cowan	Director	November 16, 2021
Gregory L. Cowan

/s/ Michael DeBiasi	Director	November 16, 2021
Michael DeBiasi

/s/ Sriram Venkataraman	Director	November 16, 2021
Sriram Venkataraman

/s/ Juan Vergez	Director	November 16, 2021
Juan Vergez

/s/ Christopher Klein	Authorized Representative in the United States	November 16, 2021
Christopher Klein